[GRAPHIC OMITTED][GEHL COMPANY LOGO]

                               Gehl Company                  Tel:  262/334-9461
                               143 Water Street              Fax: 262/334-6603
                               P.O. Box 179                  http://www.gehl.com
                               West Bend, WI 53095-0179
                               USA
Contact:
Kenneth Hahn
Chief Financial Officer
262-334-6632
                                                                    News Release




              GEHL COMPANY REPORTS IMPROVED FIRST QUARTER EARNINGS
              ----------------------------------------------------

     WEST BEND, WI, April 24, 2003 - Gehl Company (NASDAQ NM: GEHL), a manufacturer of light construction and agricultural equipment, today reported higher net income for the first quarter ended March 29, 2003, of $508,000, or $.09 per diluted share, compared to net income of $229,000, or $.04 per diluted share, in the first quarter of 2002. The net income amounts for the first quarters of 2003 and 2002 include after-tax charges of $104,000, or $.02 per diluted share, and $60,000, or $.01 per diluted share, respectively, relating to previously announced restructuring and plant rationalization projects. Net sales were $58.5 million in the quarter ended March 29, 2003, compared to net sales of $60.1 million for the first quarter of 2002.

     William D. Gehl, Chairman, President & CEO, stated "Despite markets which have not improved since the beginning of the year, we were able to improve our results for the first quarter of 2003 and to continue the improvement realized in the last quarter of 2002. Aggressive cost control throughout all areas of the Company, the closure last year of two of our five manufacturing facilities, reduced costs associated with selling retail finance contracts and an 18% increase in construction equipment sales due in part to the success of new product introductions all contributed to our improved results."

     "We continue," Mr. Gehl said, "to innovate our product lines, improve our manufacturing and distribution processes and to seek every opportunity to reduce our costs - all to better position the Company to benefit from the long awaited economic upturn."



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Gehl Company
Gehl Reports First Quarter 2003 Results
April 24, 2003
page 2

Construction Equipment Sales
----------------------------

     Gehl construction equipment segment sales in the first quarter of 2003 were $35.8 million, an 18% increase from first quarter 2002 net sales of $30.4 million. Demand for compact track loaders and all-wheel-steer loaders, new products which were introduced in the second and third quarters of 2002, respectively, was strong during the first quarter of 2003 and accounted for the majority of the construction equipment segment sales increase.

Agricultural Equipment Sales
----------------------------

     Gehl agricultural equipment segment sales in the first quarter of 2003 were $22.7 million, down from $29.7 million in the year-ago period. Agricultural equipment net sales were adversely impacted by significantly lower milk prices as well as drought conditions in certain regions of the United States. Shipments of compact track loaders, introduced in the second quarter of 2002, partially offset reduced agricultural implement and skid loader shipments in the quarter.

Gross Margins and Expenses
--------------------------

     For the first quarter of 2003, Gehl's gross margin was 21.0%, versus 22.2% during the same period in 2002. Gross margin for construction equipment was 22.8% for the first quarter, compared with 22.3% for the first quarter of 2002. The increase in the gross margin for the construction equipment segment was primarily the result of improved manufacturing efficiencies and the favorable effects of the Company's recently completed plant rationalization project. Gross margin for the agricultural equipment segment was 18.0%, compared with the 22.1% realized for the comparable period in 2002. The decrease in agricultural equipment gross margin was due to significant competitive pressure resulting in higher sales discounts and sales incentives, reduced production levels, as well as a less favorable mix of product shipments.

     Selling, general and administrative expense levels in the first quarter of 2003 were $11.0 million, or 18.9% of net sales, a 7.4% decrease from $11.9 million, or 19.8% of net sales, in the first quarter of 2002. The decrease is primarily due to the aggressive steps taken to control costs. Favorable foreign exchange transaction impacts and lower

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Gehl Company
Gehl Reports First Quarter 2003 Results
April 24, 2003
page 3

interest and interest related costs, such as costs of selling retail finance contracts receivable, due to the overall lower interest rate environment, compared to the first quarter of 2002, contributed to the improved earnings.

Full Year Outlook
-----------------

     Based on the current market outlook, the Company's net sales are expected to range between being flat to up approximately 4% in 2003. Any growth in net sales is expected to result primarily from the sales of recently introduced products and new products to be introduced in 2003. Growth in net sales is more likely to occur in the construction equipment segment as compared with the agricultural equipment segment. Overall, any anticipated sales growth would likely occur in the latter portion of 2003 based on the Company's expectation of a gradually improving economy. Though it remains difficult to predict results in these unsettled economic times, if the economy experiences some gradual improvement and the Company's sales levels meet projected forecasts, the Company continues to expect to earn in the range of $.60 to $.75 per diluted share in 2003.


Forward Looking Statements
--------------------------

     Certain statements included in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's future financial position, business strategy, targets and projected sales and earnings, and the plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the Company "believes," "anticipates," "expects", "estimates" or "projects" or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, a delay in the expected general economic recovery, unanticipated changes in capital market conditions, the Company's ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive

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Gehl Company
Gehl Reports First Quarter 2003 Results
April 24, 2003
page 4

pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates, the Company's ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any acquisition effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2003 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.


About Gehl Company
------------------

     Gehl Company (Nasdaq NM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; and Madison and Yankton, SD. The Company markets its products under the Gehl(R)and Mustang(R)brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).


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
                                     GEHL COMPANY AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (in thousands, except per share data)


                                                                  For the First Quarter Ended
                                                                           (unaudited)
                                                     ---------------------------------------------------------
                                                        March 29, 2003                      March 30, 2002
                                                     ---------------------               ---------------------
NET SALES                                          $               58,531              $               60,068
     Cost of goods sold                                            46,268                              46,709
                                                     ---------------------               ---------------------

GROSS PROFIT                                                       12,263                              13,359

     Selling, general
      and administrative expenses                                  11,034                              11,921
     Restructuring and other charges                                  160                                  92
                                                     ---------------------               ---------------------
        Total operating expenses                                   11,194                              12,013

INCOME FROM OPERATIONS                                              1,069                               1,346

     Interest expense                                                (899)                               (963)
     Interest income                                                  503                                 482
     Other income (expense), net                                      109                                (513)
                                                     ---------------------               ---------------------

INCOME BEFORE INCOME TAXES                                            782                                 352

     Income tax provision                                             274                                 123
                                                     ---------------------               ---------------------

NET INCOME                                         $                  508              $                  229
                                                     =====================               =====================


EARNINGS PER SHARE

Diluted                                            $                 0.09              $                 0.04
     Weighted average number of common
     shares and common stock equivalents                            5,393                               5,519

Basic                                              $                 0.09              $                 0.04
     Weighted average number of common
     shares                                                         5,374                               5,374



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

                                         GEHL COMPANY AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (in thousands)


                                                             March 29, 2003           December 31, 2002          March 30, 2002
                                                              (unaudited)                 (audited)               (unaudited)
                                                          --------------------     -----------------------      -----------------
ASSETS
     Cash                                               $               2,642    $                  2,243     $            1,200
     Accounts receivable - net                                        113,730                      97,627                106,515
     Finance contracts receivable - net                                 5,164                       4,701                  5,820
     Inventories                                                       35,731                      36,771                 54,088
     Deferred income taxes                                              8,469                       8,469                 10,171
     Prepaid expenses and other current assets                          2,182                       3,203                  1,646
                                                          --------------------     -----------------------      -----------------
              Total current assets                                    167,918                     153,014                179,440

     Property, plant and equipment - net                               45,761                      46,697                 44,686
     Goodwill                                                          11,696                      11,696                 12,556
     Other assets                                                      14,398                      14,662                 17,824
                                                          --------------------     -----------------------      -----------------

     Total assets                                       $             239,773    $                226,069     $          254,506
                                                          ====================     =======================      =================


LIABILITIES AND SHAREHOLDERS' EQUITY
     Total current liabilities                          $              56,290    $                 49,634     $           59,801
     Long-term debt obligations                                        62,698                      56,135                 77,422
     Other long-term obligations                                       22,533                      22,518                 14,478
     Deferred income taxes                                              1,644                       1,644                  2,460
     Total shareholders' equity                                        96,608                      96,138                100,345
                                                          --------------------     -----------------------      -----------------

     Total liabilities and shareholders' equity         $             239,773    $                226,069     $          254,506
                                                          ====================     =======================      =================


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
                                        GEHL COMPANY AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (in thousands)


                                                                                For the First Quarter Ended
                                                                                       (unaudited)
                                                                  -------------------------------------------------------

                                                                      March 29, 2003                  March 30, 2002
                                                                  -----------------------        ------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income                                                 $                    508       $                     229
     Adjustments to reconcile net income to net cash
        used for operating activities:
           Depreciation                                                            1,287                           1,063
           Amortization                                                                6                              61
           Cost of sales of finance contracts                                         43                             523
           Proceeds from the sales of finance contracts                           18,121                          18,357
           Increase in finance contracts receivable                              (18,800)                        (17,570)
           Net change in remaining working capital items                          (6,401)                        (10,599)
                                                                  -----------------------        ------------------------
              Net cash used for operating activities                              (5,236)                         (7,936)

CASH FLOW FROM INVESTING ACTIVITIES:
     Property, plant and equipment additions - net                                  (319)                         (2,259)
     Other                                                                          (108)                             69
                                                                  -----------------------        ------------------------
              Net cash used for investing activities                                (427)                         (2,190)

CASH FLOW FROM FINANCING ACTIVITIES:
     Proceeds from revolving credit loans                                          6,597                           8,864
     Repayments of other borrowings - net                                           (390)                           (203)
     Proceeds from issuance of common stock                                           31                             164
     Treasury stock purchases                                                       (176)                              -
     Other                                                                             -                             253
                                                                  -----------------------        ------------------------
              Net cash provided by financing activities                            6,062                           9,078

     Net increase (decrease) in cash                                                 399                          (1,048)
     Cash, beginning of period                                                     2,243                           2,248
                                                                  -----------------------        ------------------------
     Cash, end of period                                        $                  2,642       $                   1,200
                                                                  =======================        ========================